Exhibit 99.1

For further information, contact: Sandor Grosz Chief Financial Officer Technology Solutions Company 312.228.4500 sandor_grosz@techsol.com
Technology Solutions Company Announces
2007 Second Quarter Financial Results
CHICAGO, IL — August 13, 2007 — Technology Solutions Company (TSC) (Nasdaq: TSCC) today announced its second quarter financial results for the quarter ended June 30, 2007.
Second Quarter Metrics
•	Revenues before reimbursements were $6.1 million for the second quarter of 2007, compared with $11.5 million for the second quarter of 2006.

•	The net loss for the second quarter was $2.7 million, or ($1.06) per share, versus a net loss of $0.9 million, or ($0.36) per share, in the second quarter of 2006.

•	Utilization for the second quarter was 67 percent, as compared to 62 percent in the first quarter of 2007.

•	In the second quarter, TSC acquired 7 new clients and 26 new projects from new and existing clients, as compared to 9 new clients and 41 new projects from new and existing clients in the first quarter of 2007.

•	In total, there were 71 projects at 28 clients during the second quarter, as compared to 89 projects at 40 clients in the first quarter of 2007.

•	Annualized voluntary turnover was 30 percent in the second quarter, as compared to 26 percent in the first quarter of 2007.

•	Days sales outstanding were 68 days at June 30, 2007 as compared to 69 days at March 31, 2007.

•	Total headcount at June 30, 2007 was 124 as compared to 148 at March 31, 2007.

•	Cash and cash equivalents at June 30, 2007 was $12.3 million.

Second Quarter Results
Revenues before reimbursements for the quarter ended June 30, 2007 were $6.1 million, which compares with $11.5 million for the same period a year ago. Second quarter net loss was $2.7 million, or ($1.06) per share, versus a net loss of $0.9 million, or ($0.36) per share, in the second quarter of 2006.
Business Commentary
Milton G. Silva-Craig, CEO, stated: “We are two quarters into our turnaround efforts. During the past several months, we have unified the organization and established key operating mechanisms to effectively run our business and gain greater predictability. Additionally, we have made important growth investments to increase the future value of the business. As a result, we now have tighter interaction between demand generation and delivery resulting in improving project margins — a critical step to restoring profitability. Costs have been reduced consistent with demand, and we have realigned our infrastructure to position our business for success. We have made progress in the development and packaging of our offerings. And we have demonstrated an ability to capture more business from strategic healthcare customers. Lastly, in the coming months, we will be launching a re-branding campaign to communicate our unified direction to the market, including a revamped web site. As we look to the coming quarters, and execute against our plan, we believe our revenues will trend upward and our cash burn will decrease. We are focusing our business into areas where our solutions provide significant value to our customers, and where those solutions are truly differentiated from the competition.”
Conference Call
TSC’s management will host a conference call on Tuesday, August 14, 2007, at 8 a.m. CDST. The dial-in number for the call is 888-802-2269. For international participants, the dial-in number is 913-312-1272. The conference call will also be available live via the Internet in the Investors section of TSC’s Web site at http://www.techsol.com. It is recommended that participants using the Web access the site at least 15 minutes before the conference call begins to download and install any necessary audio software. The call can also be heard online at http://www.firstcallevents.com. For those who cannot access the live broadcast, a replay of the call will be available until midnight CDST on August 28, 2007 by dialing 888-203-1112. The international replay dial-in number is 719-457-0820. The pass code for the replay is 1538483.

About TSC
Technology Solutions Company (TSC) is a leading business solutions provider that partners with clients to expose and leverage opportunities that create, measure and sustain the delivery of value to their customers. Our outside-in, fact-based approach quantifies value through the eyes of our client’s customers, unleashing the potential for profit and growth. TSC serves the healthcare, financial services and manufacturing industries through tailored business solutions that deliver extraordinarily rapid and guaranteed results. For more information, please visit: www.techsol.com.
CERTAIN FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS
This press release contains or may contain certain forward-looking statements concerning the Company’s financial position, results of operations, cash flows, business strategy, budgets, projected costs and plans and objectives of management for future operations as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” and other similar expressions. These forward-looking statements involve significant risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, readers are cautioned that no assurance can be given that such expectations will prove correct and that actual results and developments may differ materially from those conveyed in such forward-looking statements. The Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements in this press release include, among others, the Company’s ability to manage decreased revenue levels; the Company’s need to attract new business and increase revenues; the Company’s declining cash position; the Company’s ability to manage costs and headcount relative to expected revenues; the Company’s ability to successfully introduce new product and service offerings; the Company’s dependence on a limited number of clients for a large portion of its revenue; the potential loss of significant clients; the Company’s ability to attract new clients and sell additional work to existing clients; the Company’s ability to attract and retain employees; the rapidly changing nature of information technology services, including the Company’s ability to keep pace with technological and market changes and its ability to refine and add to existing service offerings; the lack of shareholder approved stock options available for grants by the Company to retain existing employees; the Company’s ability to successfully integrate the Charter business with its business; and changing business, economic or market conditions and changes in competitive and other factors, all as more fully described herein and in the Company’s filings with the Securities and Exchange Commission, press releases and other communications. Forward-looking statements are not guarantees of performance. Such forward-looking statements speak only as of the date on which they are made and, except as may be otherwise required by law, the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. If the Company does update or correct one or more forward-looking statements, investors and others should not conclude that the Company will make additional updates or corrections with respect thereto or with respect to other forward-looking statements. Actual results may vary materially.
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TECHNOLOGY SOLUTIONS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2007	2006	2007	2006
	(unaudited)		(unaudited)
REVENUES:
Revenues before reimbursements	$6,056	$11,492	$12,393	$20,918
Reimbursements	796	1,495	1,733	2,742

Total Revenues	6,852	12,987	14,126	23,660

COSTS AND EXPENSES:
Project personnel	3,968	6,436	8,812	11,404
Other project expenses	1,302	2,493	2,738	4,508
Reimbursable expenses	796	1,495	1,733	2,742

Cost of Services	6,066	10,424	13,283	18,654
Management and administrative support	3,547	3,308	6,642	6,125
Intangible asset amortization	49	265	107	476
Intangible asset impairment	—	—	143	—

Total Cost and Expenses	9,662	13,997	20,175	25,255

OPERATING LOSS	(2,810)	(1,010)	(6,049)	(1,595)

OTHER INCOME:
Net investment income	120	97	320	375

LOSS BEFORE INCOME TAXES	(2,690)	(913)	(5,729)	(1,220)

INCOME TAX PROVISION	—	—	—	—

NET LOSS	$(2,690)	$(913)	$(5,729)	$(1,220)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(1.06)	$(0.36)	$(2.27)	$(0.50)

BASIC AND DILIUTED WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	2,542	2,507	2,528	2,446

TECHNOLOGY SOLUTIONS COMPANY
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	June 30,	December 31,
	2007	2006
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$12,312	$13,510
Receivables, less allowance for doubtful receivables of $4 and $66	5,141	7,655
Loan receivable	—	3,400
Other current assets	468	575

Total current assets	17,921	25,140

COMPUTERS, FURNITURE AND EQUIPMENT, NET	101	35

INTANGIBLE ASSETS, NET	617	867

Total assets	$18,639	$26,042

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$724	$1,642
Accrued compensation and related costs	3,535	3,727
Restructuring accruals	178	400
Other current liabilities	1,579	2,193

Total current liabilities	6,016	7,962

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock, shares issued — 2,677,452; shares outstanding — 2,544,267 and 2,507,375	27	27
Capital in excess of par value	129,412	130,183
Accumulated deficit	(113,250)	(107,521)
Treasury Stock, at cost, 133,185 and 170,077 shares	(3,773)	(4,819)
Accumulated other comprehensive income:
Cumulative translation adjustment	207	210

Total stockholders’ equity	12,623	18,080

Total liabilities and stockholders’ equity	$18,639	$26,042